                                                                    EXHIBIT 10.8

                              Investment Agreement
                              --------------------
                           (Series C Preferred Stock)

     THIS IS AN INVESTMENT AGREEMENT (this "Agreement") made and dated as of June 25, 1998,

among:    Greenwich Technology Partners, inc., a Delaware corporation (the
-----
          "Corporation");

          FG-GTPC, a Florida partnership, (the "Investor");

and:      those additional parties, if any, identified as "Other Investors" on the
          ---
          signature pages of this Agreement (collectively, with the Investor, the "Series C Investors").

     The Corporation and the Series C Investors agree as follows:

     1.  DEFINITIONS.  As used in this Agreement, each of the following terms
         -----------
means:

          "Affiliate": With respect to any particular Person, any other Person directly or indirectly, controlling, controlled by or under common control with such Person.

          "Books and Records":  The books and records of the Corporation.

          "Business": The computer networking and related consulting business conducted by the Corporation.

          "Corporation": Greenwich Technology Partners, Inc., a Delaware corporation.

          "Environmental Laws": All Laws governing the use, storage, shipment, handling, disposal, discharge, release, cleanup, reporting, labelling, warning, workplace disclosure or monitoring of Hazardous Materials, or otherwise relating to environmental pollution or environmental protection, including, as may be applicable to environmental matters, the common law respecting nuisance, trespass, tortious liability and strict liability.

          "Financial Statements": The Corporation's balance sheet as at December 31, 1997 and the related statements of income, retained earnings and changes in financial position for such fiscal year, and the Corporation's interim balance sheet as at March 31, 1998 and the related interim statements of income, retained earnings and changes in financial position for the fiscal quarter then ended.

          "Hazardous Materials": All substances, in whatever form or concentration, which are classified as hazardous, toxic or dangerous or as pollutants or contaminants under any

Environmental Laws. "Hazardous Materials" specifically include gasoline, oil and other petroleum products, their fractions and their constituent and residual compounds and by-products, and radon, asbestos, lead-based paint, ureaformaldehyde and PCB's. Where under applicable Environmental Laws a jurisdiction exercises the authority to establish stricter requirements regarding Hazardous Materials or to define Hazardous Materials more inclusively, the stricter requirements and more inclusive definitions shall apply with respect to the operations of the Business which are located or conducted within such jurisdiction or which are otherwise subject to its authority.

          "Laws": All laws, statutes, ordinances, rules, regulations and other requirements having the force of law promulgated by any governmental authority, commission, agency or body which are applicable to the Corporation or the Business, in each case whether local, state, territorial, or federal.

          "Liabilities": All liabilities or obligations of the Corporation of any kind or description, whether accrued, absolute, contingent or otherwise.

          "Liens": All liens, security interests, pledges, mortgages, encumbrances, claims, charges, agreements and rights of others of any nature whatsoever.

          "Losses": Any loss (including loss in the value of any Series A Shares), claim, liability, penalty, damage, cost or expense, whether direct or indirect, special or consequential, including reasonable attorneys' fees.

          "Order": Any order, writ, decree, ruling, award, injunction or other directive or requirement having the force of law issued by any court, tribunal, administrative agency, other governmental authority, or arbitrator, in each case whether local, state, territorial or federal which is applicable to the Corporation.

          "Person": Any natural person, corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.

          "Preferred Shareholders":  As defined in Section 2.2.

          "Proceeding": Any litigation, lawsuit, arbitration, mediation, grievance, hearing, investigation or other legal, administrative, governmental or private party proceeding or enforcement action.

          "Series A Shares": Share of Series A Convertible Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in Articles 4, 5 and 6 of the Restated Certificate of Incorporation of the Corporation.

          "Series B Shares": Shares of Series B Convertible Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in Articles 4, 5 and 6 of the Restated Certificate of Incorporation of the Corporation.

          "Series C Shares": Shares of Series C Convertible Preferred Stock having the rights, preferences, privileges, restrictions and other matters set forth in Articles 4, 5 and 6 of the Restated Certificate of Incorporation of the Corporation.

          "Shareholders Agreement":  As defined in Section 2.2.

     2.  PURPOSE AND BACKGROUND.
         ----------------------

          2.1.  Sale of Series C Shares.  The Corporation desires to sell to
                -----------------------
the Series C Investors that number of Series C Shares set forth opposite their respective names on Schedule 2.1, and the Series C Investors desire to purchase the Series C Shares from the Corporation, all on the terms and conditions set forth in this Agreement.

          2.2.  Shareholders Agreement.  Concurrently with this Agreement, the
                ----------------------
Corporation, the Series C Investors and the holders of the Corporation's Series A Shares and the Series B Shares (collectively, after giving effect to the transactions contemplated by this Agreement, the "Preferred Shareholders") are entering into a Shareholders Agreement (the "Shareholders Agreement") setting forth, among other matters, certain restrictions on disposition of, and options to purchase or sell, the Preferred Shareholders' respective shares of the Corporation's Preferred Stock..

     3.  PURCHASE AND SALE OF SHARES, USE OF PROCEEDS.  Subject to the terms and
         --------------------------------------------
conditions contained in this Agreement.

          3.1.  Purchase of Series C Shares.  The Corporation hereby sells and
                ---------------------------
issues to the Series C Investors, and the Series C Investors hereby purchases from the Corporation, the number of Series C Shares set forth opposite their respective names on Schedule 2.1, free and clear of all Liens, for an aggregate purchase price shown on Schedule 2.1, which is being paid concurrently with this Agreement.

          3.2.  Use of Proceeds.  The Corporation shall use the proceeds from
                ---------------
the sale of the Series C Shares for working capital and general corporate purposes, including the payment of legal fees and expenses of the Series C Investors as provided in Section 12.6.

     4.  THE CORPORATION'S REPRESENTATIONS AND WARRANTIES.  The Corporation
         ------------------------------------------------
makes the following representations and warranties to the Series C Investors:

          4.1.  Organization and Authority.  The Corporation is a corporation
                --------------------------
duly organized, validly existing and in good standing under the Laws of Delaware. The Corporation has full corporate power and authority to own its assets and to carry on the Business as presently conducted. The Corporation is duly qualified to do business as a foreign corporation and is in good standing in Connecticut, New York and each other jurisdiction where the Corporation is required to be so qualified. The Corporation has no subsidiaries and owns no capital stock or other equity interests in any Person. The signing, delivery and performance of this Agreement and the Shareholders Agreement have been duly authorized by the Corporation's Board of

Directors and shareholders, and no further corporate or other action is required on the part of the Corporation in order to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement is the legal, valid and binding obligation of the Corporation, duly enforceable against the Corporation in accordance with its terms.

          4.2.  Capitalization.  The Corporation's authorized capital stock
                --------------
consists solely of 46,666,666 shares, 30,000,000 of which shall be common stock, par value $.01 per share and 16,666,666 of which shall be preferred stock, par value $.01 per share. 4,100,000 of the authorized shares of preferred stock are designated as Series A Preferred Stock, 5,723,000 of the authorized shares of preferred stock are designated as Series B Preferred Stock, 6,666,666 of the authorized shares of preferred stock are designated as Series C Preferred Stock and 177,000 of the authorized shares of preferred stock are not designated as to series. The only shares of stock which are presently issued are 177,000 shares of common stock, 4,100,000 shares of Series A Preferred Stock and 5,723,000 shares of Series B Preferred Stock. Except as provided in the Certificate of Incorporation and except for stock options granted to employees of the Corporation which are set forth in Schedule 4.13, the Corporation has no shares of capital stock reserved for issuance, and the Corporation has no outstanding options, warrants, rights, calls or commitments relating to its shares of capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Corporation, any shares of capital stock. There are no preemptive or other subscription rights with respect to any shares of capital stock. All of the shares of capital stock which are issued and outstanding have been duly authorized and validly issued and are fully paid and are nonassessable. The Series C Shares to be issued to the Series C Investors pursuant to this Agreement have been duly authorized and when issued, they will be validly issued, fully paid and nonassessable.

          4.3.  No Conflict or Violation.  Neither the signing and delivery of
                ------------------------
this Agreement or the Shareholders Agreement by the Corporation nor the performance by the Corporation of the transactions contemplated by this Agreement or the Shareholders Agreement will result in: (i) a violation of or conflict with the Corporation's certificate of incorporation or bylaws; (ii) a violation of any Laws or any Order to which the Corporation is subject; (iii) the imposition of any material Lien against the Corporation's assets; or (iv) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract, or other agreement.

          4.4.  Financial Statements.  The Financial Statements present fairly
                --------------------
the financial condition and results of operations of the Corporation of and for periods covered by the Financial Statements, subject only to ordinary course adjustments for normal, recurring accruals resulting from the year-end audit.

          4.5.  Absence of Certain Changes or Events.  Since March 31, 1998, the
                ------------------------------------
Business has operated only in the ordinary course and there has been no: (i) material adverse change in the Business, the financial condition of the Corporation, the results of operations of the Corporation or the prospects for the Business; (ii) damage, destruction or loss (whether or not covered by insurance) involving any of the Corporation's assets; (iii) sale or lease or other disposition of any of the Corporation's assets, except for dispositions in the ordinary course;

(iv) declaration or payment of any dividend or distribution on any shares of its capital stock or other equity interests; (v) repurchase or other acquisition of any shares of its capital stock or of any option, warrant, right, call or commitment relating to shares of capital stock or other equity interests or any outstanding securities convertible into shares of capital stock, or, except as set forth in Schedule 4.13, any grant to any Person of any right to subscribe for or acquire from it, any shares of capital stock or other equity interests;
(vi) the granting or creation by the Corporation of any material Lien affecting any of the Corporation's assets; or (vii) to the Corporation's best knowledge, any transaction by the Corporation outside the ordinary course of the Business.

          4.6.  Consents and Approvals.  The signing, delivery and performance
                ----------------------
by the Corporation of this Agreement and the transactions contemplated by this Agreement do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person, except where the failure to obtain such would not have a material adverse effect on the Corporation.

          4.7.  Material Agreements.  Schedule 4.7 contains a complete and
                -------------------
correct list, as of the date of this Agreement, of all agreements, contracts, commitments, undertakings and other obligations, whether written or oral, involving the Corporation or otherwise relating to the Business, which (i) entail a commitment of $10,000 or more, or (ii) have a stated duration of one
(1) year or longer, or (iii) are not cancelable on thirty (30) days' notice or less without penalty. True and complete copies of all written agreements, contracts and commitments listed in Schedule 4.7, including all amendments, have been made available to the Series C Investors.

          4.8.  Absence of Litigation.  There is no material Proceeding which is
                ---------------------
either pending or, to the Corporation's best knowledge, threatened against the Corporation or otherwise involving its assets or the Business, and there are no outstanding Orders against the Corporation or with respect to the Business or the Corporation's assets.

          4.9.  Compliance with Laws.  The Corporation is currently in
                --------------------
compliance and has in the past complied, in each case in all material respects, with the Laws applicable to the Corporation, except where the failure to do so would not have a material adverse effect on the Corporation. The Corporation has not received notice of violation or alleged violation of any Laws relating to the conduct of the Business which has not been rectified or which remains outstanding.

          4.10.  Accounts Receivable.  All accounts receivable reflected on the
                 -------------------
Financial Statements and all accounts receivable of the Business that have arisen since the respective dates of the Financial Statements derive from bona
                                                                          ----
fide transactions in the ordinary course of the Business and are payable on
----
ordinary terms, less adequate reserves for doubtful accounts as reflected in the Books and Records. No person has asserted or threatened to assert any counter-claims or offsetting claims or defenses to collection of the Corporation's accounts receivable. The Books and Records as of the date of this Agreement reflect an accurate aging of all accounts receivable. Except as stated in
Schedule 4.10, the Corporation is not aware that any of the accounts receivable as of the date of this Agreement are uncollectible or are likely to be uncollectible in the ordinary course within 60 days after origination.

          4.11.  Intellectual Property.  Schedule 4.11 is a true and complete
                 ---------------------
listing, as they relate to or are used in the Business, of all: (i) trademark registrations and applications in the United States, any state or any other jurisdiction; (ii) common law or unregistered trademarks; (iii) tradenames, (iv) patents and patent applications; (v) registered copyrights; and (vi) technical know-how, license or similar agreements to which the Corporation with respect to the Business is party, or from which the Business otherwise benefits (collectively, the "Intellectual Property"). No proceedings are pending or, to the Corporation's best knowledge, threatened, which challenge the validity of the Corporation's ownership or use of the Intellectual Property. All licensing and similar agreements relating to the Intellectual Property are listed on
Schedule 4.11 and are in full force and effect, and there is no default by the Corporation or any other party to such agreements. The Corporation has not received notice of conflict with the asserted rights of other Persons. To its best knowledge, the Corporation is not infringing any patents, trademarks or copyrights and is not misappropriating or violating trade secrets or other proprietary rights of any other Person.

          4.12.  Environmental Matters.  The Corporation is in compliance with
                 ---------------------
applicable Environmental Laws. To the Corporation's best knowledge, there is no past or existing event, condition, circumstance or practice or procedure involving or relating to Hazardous Materials or other environmental matters which might interfere with or adversely affect the conduct of the Business as now being conducted, or which would require disclosure, reporting, monitoring, cleanup, remediation or other action on the part of the Corporation or at the Corporation's expense, or which might result in the Corporation's being in violation of or in noncompliance with Environmental Laws.

          4.13.  Employees.  To the Corporation's best knowledge, the
                 ---------
Corporation has satisfied in full all of its obligations to date to its employees, including obligations under employee benefits plans. Except as specified in Schedule 4.13, employees of the Business are employed "at will", and, except as otherwise provided in this Agreement, the employment of each employee may be terminated at any time, without obligation to pay severance or other payments or benefits. None of the Corporation's employees are represented by any labor union or other organization and, there have been no attempts by or on behalf of the Corporation's employees to be represented by a labor union. Except as set forth in Schedule 2.1, there are no controversies pending or, to the Corporation's best knowledge, threatened between the Corporation and its employees or consultants, present or former. The Corporation considers its relations with employees to be good. Schedule 4.34 also contains a complete and correct list, as of the date of this Agreement, of all bonus, deferred compensation, severance, pension, profit-sharing, retirement, insurance, stock purchase, stock option and other fringe benefit plans, written or otherwise, maintained or sponsored by the Corporation or any of its Affiliates in which employees or former employees of the Business are eligible to participate.

          4.14.  Undisclosed Liabilities.  To the Corporation's best knowledge,
                 -----------------------
neither the Corporation nor the Business is liable for or subject to any material Liabilities, except material Liabilities adequately and specifically disclosed or reserved for in the Financial Statements or, if incurred subsequent to the date of the Corporation's balance sheet included in the Financial Statements, disclosed and adequately reserved for in the Books and Records.

          4.15.  Books of Account; Returns and Reports; Taxes.  The Corporation
                 --------------------------------------------
has paid in full all Taxes which were due and payable to date, and the Books and Records reflect appropriate accruals and reserves for Taxes in respect of current periods which are not yet due and payable. The Corporation has duly and timely filed all Tax returns required to have been filed to date in all applicable jurisdictions with respect to the Business or otherwise. The Corporation has made all deposits required with respect to withholding Taxes for employees of the Business.

          4.16.  Transactions With Affiliates.  Except as set forth in Schedule
                 ----------------------------
4.16, the Corporation has no outstanding contract, agreement or other arrangement with an Affiliate of the Corporation with respect to the Business, and none of the Corporation's assets is owned by or leased, licensed or otherwise used by the Corporation under grant from any of such Affiliate.

          4.17.  Broker's or Finder's Fees.  No broker, finder or other Person
                 -------------------------
acting in a similar capacity has acted directly or indirectly for the Corporation in connection with this Agreement or the transactions contemplated by this Agreement.

          4.18.  No Misleading Statements.  This Agreement and all documents
                 ------------------------
furnished or to be furnished by the Corporation to the Investor referenced in this Agreement do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made and to be made not misleading in any material respect.

     5.  REPRESENTATIONS AND WARRANTIES OF THE SERIES C INVESTORS.  Each of the
         --------------------------------------------------------
Series C Investors makes the following representations and warranties to the Corporation, severally and not jointly, and each with respect only to itself or himself:

          5.1.   Organization and Authority.  Such Series C Investor, if not a
                 --------------------------
natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Series C Investor has full power and authority to enter into this Agreement and to perform its or his obligations under this Agreement. The signing, delivery and performance of this Agreement and the Shareholders Agreement by such Series C Investor have been duly authorized by all necessary action on the part of such Series C Investor, and no further action is required on such Series C Investor's part in order to authorize this Agreement and the Shareholders Agreement or the transactions contemplated by this Agreement and the Shareholders Agreement. This Agreement and the Shareholders Agreement are the legal, valid and binding obligations of such Series C Investor, duly enforceable against such Series C Investor in accordance with their terms.

          5.2.   No Conflict or Violation.  Neither the signing and delivery of
                 ------------------------
this Agreement or the Shareholders Agreement by such Series C Investor nor the performance by such Series C Investor of the transactions contemplated by this Agreement or the Shareholders Agreement will result in (i) a violation of or conflict with the governing documents of such Series C Investor, if not a natural person; (ii) a violation of any Laws or any Order to which such Series C Investor is subject; or (iii) a breach or default under any mortgage, indenture, deed of trust, real property or personal property lease, license, contract or other agreement to which such Series C Investor is subject.

          5.3.  Consent and Approvals.  The signing, delivery and performance by
                ---------------------
such Series C Investor of this Agreement and the transactions contemplated by this Agreement do not require the consent, approval or authorization of, or any declaration, filing, registration or notice with or to any governmental or regulatory authority, or any other Person.

          5.4.  Purchase of Investment.  Such Series C Investor is an Accredited
                ----------------------
Investor as defined under Rule 5.01(a) of the Securities Act of 1933, as amended. Such Series C Investor is purchasing the Series C Shares pursuant to this Agreement for its or his own account and not with a view to the distribution thereof.

          5.5.  Broker's or Finder's Fees.  No broker, finder or other Person
                -------------------------
acting in a similar capacity has acted directly or indirectly for such Series C Investor in connection with this Agreement and the transactions contemplated by this Agreement.

     6.  OTHER COVENANTS.
         ---------------

          6.1. The Corporation shall keep in full force and effect, and shall pay all premiums on, a term life insurance policy on the life of Joseph Beninati in the amount of $5,000,000 as to which the Corporation shall be the owner and the beneficiary..

          6.2. The Corporation shall furnish the following financial statements to the Series C Investors:

                6.2.1. as soon as practicable and in any event within 90 days after the end of each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form (for each year other than the first fiscal year) corresponding figures from the preceding annual audit, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants selected by the Corporation and reasonably satisfactory to the Series C Investors; and

                6.2.2. as soon as practicable and in any event within 45 days after the end of each of the first three quarters in each fiscal year of the Corporation, the balance sheet of the Corporation as at the end of such quarterly period and the related statements of income, retained earnings and changes in the financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to normal year-end audit adjustments.

     7.  CLOSING DELIVERIES.
         ------------------

          7.1  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place concurrently with the signing and delivery of this Agreement.

          7.2  The Corporation's Closing Deliveries.  Concurrently with this
               ------------------------------------
Agreement, the Corporation is delivering the following items:

               7.2.1. A certificate dated as of the date of this Agreement, of the secretary of the Corporation certifying as to (i) the certificate of incorporation and bylaws of the Corporation; and (ii) resolutions of the Board of Directors and the shareholders of the Corporation authorizing the execution, delivery and performance of this Agreement, all documents contemplated by this Agreement and the transactions contemplated by this Agreement.

               7.2.2. Certificates of "good standing" of the Corporation from the Secretaries of State of Delaware, Connecticut and New York.

               7.2.3. Consent of Directors, among other things, authorizing (a) the amendment and restatement of the Corporation's Certificate of Incorporation, as previously amended, to increase the authorized number of shares of Convertible Preferred Stock of the Corporation by 6,666,666 shares to 16,666,666 shares, and to designate such 6,666,666 new shares as Series C Shares; and (b) the transactions contemplated by this Agreement.

               7.2.4. Stock certificates issued to the Series C Investors for the number of Series C Shares set forth on Schedule 2.1.

               7.2.5. The Shareholders Agreement signed by the Corporation and the Preferred Shareholders other than the Series C Investors.

          7.3.  Closing Deliveries of the Series C Investors.  At the Closing,
                --------------------------------------------
each Series C Investor shall deliver or cause to be delivered the following items to the Corporation:

               7.3.1. The sum set forth opposite its or his name in Schedule 2.1, by wire transfer for the purchase price of the Series C Shares to be purchased pursuant to this Agreement.

               7.3.2.  The Shareholders Agreement signed by such Series C
Investor.

     8.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  All covenants,
         -----------------------------------------------------
representations and warranties in this Agreement or in any documents delivered pursuant to this Agreement shall survive the Closing.

     9.  INDEMNIFICATION.
         ---------------

          9.1.  Indemnification by the Corporation to the Series C Investors.
                ------------------------------------------------------------
The Corporation shall indemnify, defend and hold each of the Series C Investors, the Affiliates of each Series C Investor, and their respective, shareholders, officers, directors, employees, assignees and successors, harmless against, and shall reimburse each of the indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of the representations, warranties or covenants on the part of the Corporation in this Agreement or in any document delivered by the Corporation pursuant to this Agreement.

          9.2.  Indemnification by the Series C Investors to the Corporation.
                ------------------------------------------------------------
Each Series C Investor, severally and not jointly, shall indemnify, defend and hold the Corporation and the Corporation's officers, directors, employees, assignees and successors, harmless against, and shall reimburse each of the indemnified Persons on demand on account of, any Losses which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any inaccuracy in or breach of such Series C Investor's representations or warranties in this Agreement or in any document delivered by such Series C Investor pursuant to this Agreement.

     10.  MISCELLANEOUS.
          -------------

          10.1.  Notices.  Notices given pursuant to this Agreement must be in
                 -------
writing. They shall be deemed to have been duly given: (i) upon delivery or refusal to accept delivery, if hand-delivered; (ii) when transmitted, if sent by fax with confirmed receipt, followed by a "hard" copy delivered by any other method specified in this Section 12.1; or (iii) one (1) business day after being deposited for next-day delivery with Federal Express or other national overnight courier service. In each case, notice shall be addressed to the parties as follows:

          If to the Corporation:
          ---------------------

            Greenwich Technology Partners, Inc.
            200 Railroad Avenue
            Greenwich, Connecticut 06830
            Attention:  Joseph Beninati
            Fax:  (203) 661-4554

          If to the Investor:
          ------------------

            Davis Capital LLC
            2015 West Main Street
            Stamford, Connecticut 06902
            Attention:  Ronald V. Davis

                         and

            FG-GTPC
            72 Cummings Point Road
            Stamford, Connecticut 06902
            Attention:  Kathleen Sheppird

            With a copy to:

            Orloff, Lowenbach, Stifelman & Siegel, P.A.
            101 Eisenhower Parkway
            Roseland, New Jersey 07068
            Attention:  Stanley Schwartz, Esq.
            Fax:  (973) 622-3073

          If to the Other Investors:
          -------------------------

            As set forth on the signature page hereof

or to such other place and with such other concurrent copies as the parties may subsequently designate by written notice.

          10.2.  Amendment; Waiver.  None of the provisions of this Agreement
                 -----------------
may be changed, modified, waived or cancelled orally or otherwise except in writing, signed by the party against whom the change, modification, waiver or cancellation is sought to be enforced.

          10.3.  Binding Effect; Assignment.  This Agreement is binding on the
                 --------------------------
Corporation, the Series C Investors and their respective successors in interest. No party may assign his or its rights and obligations under this Agreement without the prior written consent of the other parties. There are no third-party beneficiaries of this Agreement, and any intention to afford any right or benefit under this Agreement to any third party is specifically disclaimed.

          10.4.  Entire Agreement.  This Agreement and the Shareholders
                 ----------------
Agreement embody the entire understanding among parties with respect to the subject matter of this Agreement. There are no binding agreements or understandings among the parties with respect to the transactions contemplated by this Agreement other than as expressly set forth in this Agreement or the Shareholders Agreement.

          10.5. Interpretation; Construction.
                ----------------------------

                10.5.1. The terms of this Agreement have been fully negotiated by the parties in consultation with counsel, and the wording of this Agreement has been arrived at by all of them as a result of their joint discussions. Accordingly, no provision of this Agreement shall be construed against a particular party or in favor of another party merely because of which party (or its representative) drafted or supplied the wording for such provision.

                10.5.2. Except where otherwise noted in context, all references to "Sections", "Exhibits" or "Schedules" shall be deemed to refer to the sections or subsections, as appropriate, exhibits or schedules of this Agreement.

                10.5.3. Section headings appearing in this Agreement are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

                10.5.4. Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

                10.5.5. As used in this Agreement, the terms "include[s]" and "including" mean "including but not limited to"; that is, in each case the example or enumeration which follows the use of either term is illustrative but not exclusive or exhaustive.

          10.6. Expenses.  The Corporation shall pay at the Closing (or
                --------
reimburse such Series C Investor for, as the case may be) the fees and disbursements of counsel to FG-FTPC for services rendered and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

          10.7. Prevailing Party.  In any Proceeding to enforce any provision
                ----------------
of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and out-of-pocket expenses from the other party, as determined by a court having jurisdiction.

          10.8. Multiple Counterparts.  This Agreement may be signed in one or
                ---------------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when each of the parties has signed and delivered a counterpart to the other.

          10.9. Further Assurances.  The parties agree, upon request and for no
                ------------------
additional consideration, to sign, acknowledge and deliver any documents and to do anything else which the other may reasonably request in order to carry out more completely the purpose and intent of this Agreement consistent with its terms.

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

          10.10  Governing Law.  This Agreement shall be governed by and
                 -------------
interpreted according to the Laws of Delaware, but without giving effect to any Delaware choice of law provisions which might otherwise make the Laws of a different jurisdiction govern or apply.

                            [Signature Page follows]

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

                              Greenwich Technology Partners, Inc.



                              By:   /s/ Joseph Beninati
                                    ----------------------------------------
                                    Joseph Beninati, Chief Executive Officer


                              FG-GTPC


                              By:   /s/ Joseph Beninati
                                    ----------------------------------------
                                    Joseph Beninati, Chief Executive Officer



                              Other Investors:

                              Name:  Russell J. Carpentieri Retirement Plan
                                    ----------------------------------------

                                        By:  /s/ Russell J. Carpentieri
                                             -------------------------------
                                        Print Name and Title:

                                        ____________________________________

                                        ____________________________________

                                        Print Address for Notice:

                                        1025 West Chester Avenue
                                        ------------------------------------

                                        White Plains, NY 10604
                                        ------------------------------------

                                        914-288-8950 (PHONE)
                                        ------------------------------------

                                        914-288-8803 (FAX)
                                        ------------------------------------

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